UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2012

CEREPLAST, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-34689	91-2154289
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 N. Continental, Suite 100, El Segundo California		90245
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (310) 615-1900

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Cereplast, Inc. (the “Company”) held its Annual Meeting of Shareholders on December 21, 2012 (the “Annual Meeting”). A total of 17,874,416 shares of common stock, representing 56.18 % of the shares outstanding and eligible to vote and constituting a quorum, were represented in person or by valid proxies at the Annual Meeting. The final results for each of the matters submitted to a vote of shareholders at the Annual Meeting as set forth in the Proxy Statement are as follows:

Proposal 1. All of the five (5) nominees for director were elected to serve until the 2013 Annual Meeting of Shareholders and until their respective successors have been duly elected and qualified, or until such director’s earlier resignation, removal or death. The result of the votes to elect the five (5) directors was as follows:

Directors	For	Withheld	Abstain	Broker Non-Vote
Frederic Scheer	10,557,716	1,372,293	n/a	5,944,407
Jacques Vincent	11,268,079	661,930	n/a	5,944,407
Paul Pelosi	11,094,250	835,759	n/a	5,944,407
Craig Peus	11,263,148	666,861	n/a	5,944,407
Franklin Hunt	11,266,193	663,816	n/a	5,944,407

Proposal 2. The appointment of HJ Associates & Consultants, LLP as the Company’s independent registered public accounting firm for its fiscal year ended December 31, 2012 was ratified and approved by the shareholders by the votes set forth in the table below:

For	Against	Abstain
17,327,602	300,034	246,780

Proposal 3. The issuance of more than 20% of the Company’s issued and outstanding common stock at a price that is less than the greater of book or market value in accordance with a stock purchase agreement between the Company and Ironridge Technology Co., a division of Ironridge Global IV, Ltd., dated August 24, 2012 was approved by the shareholders by the votes set forth in the table below:

For	Against	Abstain
10,355,399	1,574,283	559,571

Proposal 4. The note purchase agreement between the Company and Hanover Holding I, LLC, dated October 15, 2012, as amended by the First Amendment thereto, effective November 13, 2012, and the issuance of more than 20% of the Company’s issued and outstanding common stock at a price that is less than the greater of book or market value in accordance therewith was approved by the shareholders by the votes set forth in the table below:

For	Against	Abstain
10,660,678	1,624,928	203,647

Proposal 5. The exchange agreement with Magna Group LLC, dated October 15, 2012, as amended by the First Amendment thereto, effective November 13, 2012, and the issuance of more than 20% of the Company’s issued and outstanding common stock at a price that is less than the greater of book or market value in accordance therewith was approved by the shareholders by the votes set forth in the table below:

For	Against	Abstain
10,634,037	1,667,874	187,342

Proposal 6. The amendment to the Articles of Incorporation of the Company to effect a reverse stock split of the Company’s common stock, at a ratio of not less than one-for-two and not greater than one-for-twenty, with the exact ratio to be set within such range in the discretion of the Board of Directors without further approval or authorization of the Company’s shareholders, provided that the Board of Directors determines to effect the reverse stock split and such amendment is filed with the Secretary of State of Nevada no later than one year from the date of the Annual Meeting was not approved by the shareholders and received the votes set forth in the table below:

For	Against	Abstain
15,801,422	1,816,785	256,207

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: December 27, 2012

CEREPLAST, INC.

/s/ Frederic Scheer
Frederic Scheer
Chief Executive Officer